UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2015

CYPRESS SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10079	94-2885898
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

198 Champion Court San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 943-2600

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 13, 2015, Cypress Semiconductor Corporation (the “Company”) issued a press release announcing that it delivered to the Board of Directors of Integrated Silicon Solution, Inc. (“ISSI”) a letter dated May 13, 2015 setting forth the Company’s proposal to acquire for cash all of the outstanding shares of ISSI for $19.75 per share.

On May 18, 2015, the Company issued another press release announcing that it delivered to the Chief Financial Officer of ISSI a letter dated May 18, 2015 setting forth the Company’s position with respect to a proposed confidentiality agreement regarding the proposed transaction between ISSI and the Company described above. A copy of the press release, which contains the letter and a proposed confidentiality agreement that has been executed by the Company, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit 99.1 - Press Release of Cypress Semiconductor Corporation, dated May 18, 2015, announcing the Company’s position with respect to a proposed confidentiality agreement with ISSI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2015	CYPRESS SEMICONDUCTOR CORPORATION

	By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Cypress Semiconductor Corporation, dated May 18, 2015, announcing the Company’s position with respect to a proposed confidentiality agreement with ISSI.

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